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                                                                   EXHIBIT 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Registration Statement on Form S-4 of our reports dated December 23, 1996 on Greenway II, January 14, 1997 on Denver Portfolio, February 14, 1997 on Trammell Crow Center, March 18, 1997 on Carter-Crowley Operating Real Estate Portfolio, July 23, 1997 on Fountain Place, August 21, 1997 on Miami Center, August 22, 1997 on Houston Center, August 29, 1997 on US Home Building,
October 15, 1997 on Bank One Center, December 4, 1997 on Energy Centre, December 12, 1997 on Austin Centre, January 16, 1998 on Post Oak Central, January 16, 1998 on Washington Harbor, January 23, 1998 on Crescent Real Estate Equities Limited Partnership and March 4, 1998 on Datran Center and to all references to our Firm included in this Registration Statement.



                                                 Arthur Andersen LLP



Dallas, Texas,
May 29, 1998